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[COO LOGO]                                           [The Cooper Companies LOGO]

NEWS RELEASE                                                  21062 Bake Parkway
                                                           Lake Forest, CA 92630
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                                                               Fax: 949-597-0662

     CONTACT:

     Norris Battin
     The Cooper Companies, Inc.
     ir@coopercompanies.com
     FOR IMMEDIATE RELEASE

                 COOPER UNIT TO EXPAND OBSTETRICS FRANCHISE WITH

                        PURCHASE OF PRISM ENTERPRISES, LP

LAKE FOREST, Calif., April 28, 2003 -- The Cooper Companies, Inc. (NYSE:COO) announced today that CooperSurgical (CSI), its women's healthcare unit, has signed an agreement to acquire Prism Enterprises, LP, which develops, manufactures and sells medical devices and disposable products for the obstetric, neonatal and gynecological markets. The transaction is expected to close within 30 days.

Cooper will pay $23 million for the stock of Prism' which had revenue of about $8.7 million in 2002. Cooper expects that the acquisition will be accretive to its consolidated earnings per share by the end of its first 6 months as a part of Cooper.

Commenting on the acquisition, Cooper's chairman, president and chief executive officer A. Thomas Bender said, "CooperSurgical continues to execute its strategy of consolidating the women's healthcare market. The acquisition of Prism Healthcare moves us into obstetrics, where we have not previously had a significant presence and complements our growing positions in the infertility and in-office diagnostic and treatment segments."

Prism Healthcare is a leading supplier of disposable medical devices for women's healthcare. Their product line includes a variety of vacuum assisted delivery birthing system pumps and cups, neonatal heel warmers, exothermic heat packs (the heat is produced when a chemical reaction is triggered inside the heat pack), gynecological catheters and other disposable obstetric products. These products help physicians treat women and infants in labor and delivery, neonatal and gynecological settings.

In 2002, disposable vacuum assisted delivery (VAD) systems, accounted for about 60% of Prism's revenue, and its disposable obstetric, neonatal and gynecological products made up the remainder.




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Prism's VAD systems line includes its market leading Mityvac VAD System comprised of the Mityvac Obstetrical Vacuum Pump and a disposable cup and the disposable MitiOne one-piece system. These two systems provide vacuum to aid in the delivery of the fetus in both vaginal and cesarean births without the use of electric power. Prism is developing a new VAD system that facilitates vacuum initiation and control by delivering quick, direct and precise pressure while minimizing physical demands on the clinician.

Of the 4.1 million births in the United States in 2000, Prism estimates that about one third required cesarean, forceps or vacuum assistance, with the latter used in about 6% of total births.

Disposable products accounted for virtually all of Prism's 2002 revenue. These products support the perinatal period--three months before birth to one month after birth--and include heating products, uterine infusion catheters, belly bands and amniotic hooks.

Prism markets a variety of heating products for infants and adults under the WarmGel and TransWarmer brand names. These gel-based products form to the body better than competitive products resulting in superior heat dissipation. Prism markets infant warming mattresses and heat packs and has successfully developed infant heel warmers that assist in obtaining blood for testing from very young infants in the hospital.

The WarmGel adult packs are typically used in labor and delivery, post-partum, rehabilitation, operating room, emergency room and oncology settings for applications including breast engorgement, warming the IV site, arthritic pain and sore and aching muscles.

Prism holds a U.S. patent covering the trigger device that causes the chemical reaction that produces heat in its heat pack products.

Other Prism products include its GyneCath uterine infusion catheter, a minimally invasive device used to help identify causes of abnormal uterine bleeding or infertility, disposable fetal monitor bands which allow patient mobility while assisting in securing fetal monitor placement and the Mityhook, a sterile instrument used to rupture the amniotic sac during childbirth.

Prism's new product development efforts focus on improved VAD systems, infant warming and transport devices, disposable inter-uterine test instruments and gynecological catheters.

Forward Looking Statements

Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include certain statements pertaining to our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations are forward-looking statements. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in




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the operations of our manufacturing facilities, new competitors or technologies, significant delays in new product introductions, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, cost of complying with new corporate governance regulatory requirements, changes in tax laws or their interpretation, changes in geographic profit mix effecting tax rates, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements or judgments, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2002. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Its corporate offices are in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperSurgical, Inc., supplies diagnostic products, surgical instruments and accessories to the gynecology market. With headquarters and manufacturing facilities in Trumbull, Conn., it also manufactures in Bedminster, N.J., Cranford, N.J., Fort Atkinson, Wis., Malmo, Sweden, Montreal and Berlin. Its World Wide Web address is www.coopersurgical.com.

CooperVision, Inc., markets a broad range of contact lenses. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Norfolk, Va., Adelaide, Australia, Farnborough and Hamble, England, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.

Mityvac'r', Mityhook'r', MitiOne'TM', WarmGel'r', TransWarmer'r' and GyneCath'TM' are trademarks of Prism Enterprises, Inc. and are italicized in this news release.